Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended December 31, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(96,391,309)
Realized Gain (Loss) on Swap Contracts	(1,387,621)
Unrealized Gain (Loss) on Market Value of Commodity Futures	89,128,328
Unrealized gain (loss) on Fair Value of Swap Contracts	(2,063)
Dividend Income	3,839,385
Interest Income	3,000,536
ETF Transaction Fees	28,000
Total Income (Loss)	$(1,784,744)

Expenses
General Partner Management Fees	$848,805
Professional Fees	176,725
Brokerage Commissions	83,409
Directors' Fees and insurance	69,945
NYMEX License Fee	28,294
Total Expenses	$1,207,178
Net Income (Loss)	$(2,991,922)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 12/1/22	$2,352,832,313
Additions (4,700,000 Shares)	298,617,729
Withdrawals (10,000,000 Shares)	(671,442,782)
Net Income (Loss)	(2,991,922)

Net Asset Value End of Month	$1,977,015,338
Net Asset Value Per Share (28,223,603 Shares)	$70.05

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596